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                                                                   EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 16, 2002 and September 30, 2002, with respect to the financial statements of VF Mall LLC for the years ended December 31, 2001, 2000 and 1999, included in the Current Report on Form 8-K and incorporated by reference in the Registration Statement on Form S-3 (No. 333-73338) and related Prospectus and Prospectus Supplement of Structured Asset Securities Corporation for the issuance of the LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4.



                                        ERNST & YOUNG LLP /s/



Los Angeles, California

October 2, 2002